Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Service Properties Trust and the effectiveness of Service Properties Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Service Properties Trust for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 13, 2025